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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                 LAKES                                LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
           Entertainment, Inc.                        MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Friday, January 24, 2003


         LAKES ENTERTAINMENT, INC. ACQUIRES LAND OPTIONS IN MISSISSIPPI


MINNEAPOLIS, MN, JANUARY 24, 2003 -- Lakes Entertainment, Inc. ("Lakes") (Nasdaq:LACO) announced today that it has obtained options on approximately 500 acres of land in Vicksburg, Mississippi. Lakes' plans for this site include the development of a premier hotel/casino/golfing complex. However, any business arrangement or association that will ensure the success of this development will be considered.

The site, which is situated between the Mississippi River and Highway 61, is located less than 50 miles from Jackson, Mississippi, the state capital, and a city of over three hundred thousand people. Lakes believes the site lends itself to become the premier destination casino/golfing resort complex in the area.

Lyle Berman, Chairman, CEO and President of Lakes stated, "I believe the Vicksburg area is one of the few remaining locations available in Mississippi with the potential to grow as a gaming destination. A first class gaming/golfing resort facility would be a win-win development for residents and businesses in the area. We would expect tourism to increase and over 1,500 jobs to be created spurring additional economic development and increased revenues for the city, county and state. We are excited about the potential opportunities this amount of land at this location has to offer".

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan with the Pokagon Band of Potawatomi, one in the San Diego, California area with the Jamul Indian Village, one in the Sacramento, California area with the Shingle Springs Band of Miwok, and one



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with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".





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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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